Exhibit 24.1

Execution Version

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Barclays Bank PLC (“Barclays”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of securities to be issued by Barclays for the purposes described therein, as well as American Depositary Shares representing all or a portion of such securities (collectively, “Securities”). Such Securities will be registered on one or more registration statements on Form F-3 (including amendments thereto), or on such other form or forms promulgated by the U.S. Securities and Exchange Commission (the “SEC”) as may be necessary or advisable to effect such registration (each such registration statement, a “Registration Statement”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Director of Barclays, the Chief Financial Officer or the Company Secretary for the time being, and each of them, with full power in each of them to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any or all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities that is to be effective upon filing by Barclays pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall continue in full force and effect for a period of three (3) years from the date hereof and may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

Date: May 23, 2022	By:	/s/ Nigel Higgins
Nigel Higgins Chairman and Non-executive Director

Date: May 23, 2022	By:	/s/ C. S. Venkatakrishnan
C. S. Venkatakrishnan Chief Executive and Executive Director

Date: May 23, 2022	By:	/s/ Anna Cross
Anna Cross Executive Director

Date: May 23, 2022	By:	/s/ Michael Ashley
Michael Ashley Non-executive Director

Date: May 23, 2022	By:	/s/ Robert Berry
Robert Berry Non-executive Director

Date: May 23, 2022	By:	/s/ Mohamed A. El-Erian
Mohamed A. El-Erian Non-executive Director

Date: May 23, 2022	By:	/s/ Dawn Fitzpatrick
Dawn Fitzpatrick Non-executive Director

Date: May 23, 2022	By:	/s/ Mary Francis
Mary Francis Non-executive Director

Date: May 23, 2022	By:	/s/ Diane Schueneman
Diane Schueneman Non-executive Director

Date: May 23, 2022	By:	/s/ Steven Ewart
Steven Ewart Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)